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                                                                   EXHIBIT 10.28


FAPESP
Fundacao de Amparo a Pesquisa do Estado de Sao Paulo - FAPESP Rua Pio XI, 1500, Alto da Lapa Sao Paulo - SP - CEP - 05468-901 Tel: (11) 3838.4000 - Fax:
3645-2385





 AGREEMENT FOR TECHNICAL AND SCIENTIFIC COOPERATION ENTERED INTO BY AND BETWEEN
          FUNDACAO DE AMPARO A PESQUISA DO ESTADO DE SAO PAULO - FAPESP
                                       AND
                     TERREMARK LATIN AMERICA (BRAZIL) LTDA.


FUNDACAO DE AMPARO A PESQUISA DO ESTADO DE SAO PAULO - FAPESP, a public legal entity enrolled as General Taxpayer under CNPJ/MF no. 43.828.151/0001-45, with head office in the City of Sao Paulo, State of Sao Paulo, at Rua Pio XI, 1500, Alto da Lapa, herein represented by its President, Professor Carlos Henrique de Brito Cruz, Brazilian citizen, married, bearer of the Identity Card RG no. 7.517.060-SSP/SP and enrolled as Individual Taxpayer under CPF/MF no. 789.426.408-34, domiciled at the above address, hereinafter simply called FAPESP and TERREMARK LATIN AMERICA (BRAZIL) LTDA., a private legal entity enrolled as General Taxpayer under CNPJ/MF no. 041.511.81/0001-08, with its Articles of Association duly registered with JUCESP under no. 106.757/01-5, with head office at Praca das Tulipas, 62, 2nd floor, Alphaville, in the City of Barueri, State of Sao Paulo, herein represented by its President, Mr. Jairo Klepacz, Brazilian citizen, married, bearer of the Identity Card RG no. 5.177.160-SSP/SP and enrolled as Individual Taxpayer under CPF/MF no. 419.216.238-53, and by Mr. Brian Goodkind, managing quotaholder of Terremark Latin America Inc., both domiciled at the above address, hereinafter called Terremark, in view of the purpose of the parties to develop research projects upon mutual cooperation that, when necessary, will be determined on a case-by-case basis by means of Specific Amendments to this Agreement, and pursuant to the decision of the Superior Council of FAPESP taken at a meeting held on February 6, 2002, have decided to enter into this AGREEMENT FOR TECHNICAL AND SCIENTIFIC COOPERATION, to be governed by the provisions of Federal Law no. 8.666, of June 21, 1993, and subsequent amendments thereto, and by the following clauses and conditions:




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SECTION 1 - PURPOSE
The purpose of this Agreement for Cooperation is as follows:

I - to carry out any acts aiming at the development of research projects, the characteristics of which shall be established in Specific Amendments, which, after signed, shall be made an integral part of this Agreement.

II - authorization, by FAPESP to TERREMARK, to operate, maintain, exploit, develop and commercialize the Peering ("PTT"), as established in this Agreement.

SOLE PARAGRAPH - The undersigned parties shall establish a Program for Research and Development, agreeing to work jointly in projects of such nature and in the creation of test platforms for the experimental use in Academic Networks, aiming at the study of the current and emerging technologies of Internet and telecommunications, such as IPv6, multicast and optical switching, among others.

SECTION 2 - PERFORMANCE
The programs and projects hereunder shall be developed to the extent the parties identify activities to their mutual interest and whenever necessary, by means of execution of Specific Amendments, always with observance of the purpose defined in the preceding provision.

2.1. Each of the Specific Amendments referred to in this clause shall contain, at least, the following:

         I - identification of the object to be performed;
         II - targets to be reached;
         III - phases or stages of performance;
         IV - plan for investment of financial funds;
         V - disbursement schedule;
         VI - estimate of beginning and end of performance of the object as well as completion of each programmed phase or stage.

SECTION 3 - TERM
This Agreement for Cooperation shall be effective on the date of its signature and shall be valid up to full achievement of its purpose.

SECTION 4 - FAPESP'S OBLIGATIONS
FAPESP shall:

I - authorize TERREMARK to:

     a)   operate, maintain, exploit and develop the PTT;

     b) implement and commercially exploit the PTT services and other services and applications relating to the PTT, upon previous agreement between the parties;

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     c)   implement the performance of the object of this Agreement for
          Cooperation as regards current and potential clients of FAPESP;

     d) fully or partially modify any activity related to the operation of the PTT, including, without being limited to, concepts, strategies, internal policies, procedures or methods;

     e) use the designation NAP do Brasil whenever the operation is carried out through monitoring of NAP das Americas and after beginning of the operating coverage in Sao Paulo, use it full time, 24 hours a day, 7 days per week (24 x 7);

II - inform to the public, especially to the current and potential clients, that TERREMARK will start to operate NAP do Brasil in association with FAPESP;

III - place the logotype of NAP do Brasil in the FAPESP Internet pages and ANSP Network with possibility of direct connection with the NAP do Brasil Internet portal;

IV - send to TERREMARK, within the term of fifteen days as from signature of this Agreement for Cooperation, a list containing all current clients of PTT;

V - give advice, whenever so requested, concerning whatever may be necessary for compliance with the purpose of this Agreement for Cooperation.

SECTION 5 - TERREMARK'S OBLIGATIONS
TERREMARK shall:

I - upgrade the PTT to Tier-1 status, with observance of the principle of neutrality;

II - implement the Development Program referred to in this Agreement, making use of current and emerging telecommunications and Internet technologies;

III - develop in the manner provided in the preceding item, a program for research and education;

IV - bear the costs to increase the operating coverage of the PTT team to 24 hours a day, 7 days a week, in order to establish monitoring through NAP das Americas, located in Miami, Florida, United States of America (according to information of TERREMARK, it is the only carrier-neutral NAP Tier-1 of the whole



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world developed by private initiative, operated and controlled by Terremark
Worldwide Inc., controller of Terremark Latin America Ltda.);

V - immediately proceed with implantation of a project for installation of the NAP do Brasil, which project shall observe the same technical standards and operating properties of NAP das Americas in Miami;

VI - include in the project referred to in the preceding item, at its own expenses, among other matters, evaluation and selection of the site, engineering and architectonic planning of the installation and telecommunications concept, detailed drawing of the project, price proposals for the work, selection of contractors and negotiation with same, procurement of the necessary permits and management of the construction process during compliance with the commissioning;

VII - to provide to all current participants of the PTT a peering in NAP do Brasil with at least the same capacity that they currently have in the PTT, which peering shall be offered without any cost during the first two years as from this date:

VIII - supply to FAPESP, free of charges, spaces, connection points and electricity, as follows:

     a) at the NAP das Americas, immediately after execution of this Agreement for Cooperation: two closets, four AC 20 ampere circuits and one connection point with maximum capacity of 1000 Mbps, as necessary;

     b) at the new facilities of NAP do Brasil in Sao Paulo: five closets, ten AC 20 ampere circuits and one connection point with maximum capacity of 1000 Mbps, as necessary;

     c) also at the new facilities of NAP do Brasil in Sao Paulo: space for an administrative office, separated from or as part of the space for the administrative office of TERREMARK (at TERREMARK's discretion) proper for ten (10) workstations to be used at FAPESP's discretion.

IX - assure to FAPESP a share of whatever may remain from execution of the project, as established in Section 6 of this Agreement for Cooperation.

FIRST PARAGRAPH - Should additional space or electric power be required further to the provided herein, the manner to meet such eventual need shall be negotiated by the parties by means of a Specific Amendment hereto.

SECOND PARAGRAPH - All acts provided in this Section shall be carried out for the term of twenty (20) years as from the date in which the facilities of NAP do Brail receive the PTT, except as to the possibility of renewal as provided in
Section 7 of this Agreement for Cooperation.



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SECTION 6 - PARTICIPATION ASSURED TO FAPESP
In view of the authorization of use of the PTT as established in this Agreement for Cooperation, TERREMARK hereby undertakes to grant FAPESP share in whatever may remain from performance of its object, under the following conditions:

I - the basis of calculation for purposes of determining the share referred to in the caput of this provision shall include NAP do Brasil revenue plus the total value received by TERREMARK by virtue of rendering of any and all services added or applied to NAP do Brasil, with deduction only of indirect taxes on sales, social contributions and others of a transaction nature. Based on such basis of calculation, FAPESP shall receive the value resulting from applicability of the following percentages:

a. six percent (6%) during the first five (5) years of the term established for the participation;

b. five percent (5%) during the five (5) years following the years provided in the preceding item.

c. one percent (1%) during the last ten (10) years.

II - the participation payments referred to in this provision shall be paid to FAPESP quarterly, up to the tenth (10th) consecutive day as from the date of end of the preceding quarter after execution of this Agreement.

SOLE PARAGRAPH - Non-payment within the term established in item II shall make TERREMARK liable to pay a two percent (2%) penalty per month of delay plus interest at the rate of one percent (1%) per month, calculated on the total value of the debt.

SECTION 7 - EVENTUAL POSTPONEMENT OF THE TERM FOR FAPESP PARTICIPATION
The participation term established in the preceding provision may be postponed for an additional term of ten (10) years, upon previous agreement between the parties, at least twelve (12) months prior to expiration of the original term.

FIRST PARAGRAPH - In the event of postponement as referred to in this provision, FAPESP shall receive one percent (1%) for the period of ten (10) years, on a quarterly basis, in compliance with the provisions of items I and II of Section 6 of this Agreement for Cooperation.



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SECOND PARAGRAPH - Should there not be the postponement referred to in the preceding paragraph, TERREMARK shall be prohibited from using the name FAPESP in its activities.

SECTION 8 - TAXES AND OTHER SOCIAL CHARGES
Each of the parties shall be liable for payment of taxes, social contributions, social security contributions assessed by the Federal, State and Municipal governments or class associations due in connection with this Agreement for Cooperation.

SECTION 9 - JOINT REPRESENTATIONS OF THE PARTIES
Notwithstanding the other provisions of this Agreement for Cooperation, the parties hereby agree to make the following joint representations:

I - TERREMARK, at its sole responsibility, will procure the financing and implantation of the facilities projected to install the NAP do Brasil on a permanent basis;

II - during the period in which the measures referred to in the preceding item are in course, the PTT shall continue to be operated at the facilities of FAPESP, exclusively by the team of FAPESP;

III - also during such period, the day-to-day operating decisions shall be taken by mutual agreement between the parties;

IV - during such period of transition the parties may decide to expand the PTT, to increase its team of employees, to update the premises, the network, the peering equipment, etc;

V - TERREMARK shall be liable for all costs exceeding such costs actually paid by FAPESP with the purpose of improving the operating activities, infrastructure, equipment and software and costs incurred with whatever may be carried out pursuant to the preceding item and within the cost limits previously approved by TERREMARK;

VI - During the first six (6) months of provisional cooperation of NAP do Brasil at the premises of FAPESP, all revenue obtained shall belong to FAPESP. However, as from the seventh month of operation, further to participation in the results provided in Section 6, TERREMARK will also assume payment of salaries, social contributions and social security charges of the team of 6 to 7 network engineers and technicians for the PTT operation, as previously agreed in writing by the parties.

 VII - The parties expressly recognize that all provisions of this Agreement for Cooperation, especially its authorizations, shall not be deemed or construed as any type of consent of FAPESP with quality of traditional or added services to be rendered by TERREMARK by virtue of this Agreement for Cooperation, and for


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such reason, in the hypothesis of an eventual claim concerning such services,
FAPESP shall have no liability, except during the phase in which the NAP do Brasil is jointly operated by FAPESP and TERREMARK.

VIII - FAPESP is hereby expressly authorized to proceed with the accounting inspection of the books and other documents of TERREMARK, itself or its agent or designee or specialized auditors, in order to verify the accuracy of the values for purposes of calculation, as referred to in Section 6, its items and Sole Paragraph.

SOLE PARAGRAPH - Should the hypothesis of item IV of this Clause occur, TERREMARK shall be liable for any damages or losses that it or its employees may cause to the property of FAPESP or third parties or for damages eventually incurred by its employees in the performance of the activities mentioned in this provision.

SECTION 10 - TERMINATION
This Agreement for Cooperation may be terminated by violation of law or breach of agreement, the defaulting party being liable to indemnify the aggrieved party.

FIRST PARAGRAPH - Further to the preceding paragraph, the following are causes for termination of this Agreement for Cooperation.

I - to file a voluntary petition of bankruptcy or have its bankruptcy adjudged; confession or petition of bankruptcy or insolvency by TERREMARK;

II - non-authorized use by TERREMARK of the name of FAPESP in the rendering of services or in the operation of the PTT installed at NAP do Brasil; or

III - failure by TERREMARK to start-up, within the term of one year as from the date of signature of this Agreement for Cooperation, and to maintain, at its own expenses, operation of the NAP do Brasil at premises out of FAPESP, provided that such term may be postponed by mutual written agreement between the parties.

SECOND PARAGRAPH - In the event of termination of this Agreement for Cooperation by any cause referred to in items I to III of the preceding paragraph, TERREMARK shall indemnify FAPESP for losses corresponding to the damages that it may effectively cause to it.


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SECTION 11 - AMENDMENTS TO THIS AGREEMENT FOR COOPERATION
Any amendment to or modification of this Agreement for Cooperation shall only be deemed valid and effective if made by means of an Amendment duly signed by the parties.

SECTION 12 - CONFIDENTIALITY
The parties hereby undertake to maintain in strict confidentiality all data and information exchanged by virtue of signature of this Agreement for Cooperation and shall not, in any manner, either directly or indirectly, disclose to third parties the confidential information exchanged between the parties, except in the following hypotheses:

I - the parties expressly agree, in writing, with the disclosure;

II - the information is publicly known on a date prior to execution of this Agreement for Cooperation;

III - the information becomes publicly known in the future without any liability of the parties for its disclosure;

IV - the information is admittedly known by the parties prior to signature of this Agreement for Cooperation;

V - the information is disclosed by a third party not bound by any confidentiality obligation hereunder.

SOLE PARAGRAPH - The parties hereby agree that this confidentiality obligation shall be valid for the life of this Agreement and for a term of five (5) years after its termination.

SECTION 13 - NO AGENCY
This Agreement for Cooperation constitutes no partnership between the parties, provided that the parties confirm their intent of jointly cooperating in the development of future projects, pursuant to Section 2 hereof.

SECTION 14 - NOTICES
Any communication to be made hereunder shall be made in writing and sent to the following addresses:

FUNDACAO DE AMPARO A PESQUISA DO ESTADO DE SAO PAULO - FAPESP
Rua Pio XI, 1500, Alto da Lapa
Sao Paulo - SP
CEP - 05468-140
Tel/Fax: (11) 3838.4000



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TERREMARK LATIN AMERICA (BRAZIL) LTDA.
Rua Fidencio Ramos, 195, 3o. andar - Vila Olimpia
Sao Paulo - CEP - 04551-010
Tel: (11) 3048.2807

SECTION 15 - JURISDICTION
The parties elect the Treasury Courts of the City of Sao Paulo to solve any controversies or disputes arising from this Agreement for Cooperation, with the express waiver of any other Court, however privileged it may be.

And, being thus agreed and contracted, the parties sign this Agreement for Cooperation in two counterparts of equal text in the presence of the undersigned witnesses qualified hereinbelow.

Sao Paulo, February 22, 2002
Fundacao de Amparo a Pesquisa do Estado de Sao Paulo - FAPESP, by Carlos Henrique de Brito Cruz, President (signed)
Terremark Latin America (Brazil) Ltda., by Jairo Klepacz, President and by Brian Goodkind, Managing Quotaholder of Terremark
Witnesses: (signed)




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FIRST AMENDMENT TO THE AGREEMENT FOR TECHNICAL AND SCIENTIFIC COOPERATION
ENTERED INTO ON 02.22.2002 BY AND BETWEEN FUNDACAO DE AMPARO A PESQUISA DO ESTADO DE SAO PAULO - FAPESP AND TERREMARK LATIN AMERICA (BRAZIL) LTDA.





FUNDACAO DE AMPARO A PESQUISA DO ESTADO DE SAO PAULO - FAPESP, a public legal entity created by Law no. 5.918, of October 18, 1960, with head office in the City of Sao Paulo, State of Sao Paulo, at Rua Pio XI, 1500, Alto da Lapa, enrolled as General Taxpayer under CNPJ/MF no. 43.828.151/0001-45, pursuant to
Article 11, item "a" of the referred Law, combined with Article 6, item "a" of the By-Laws approved by Decree no. 40.132, of May 23, 1962, herein represented by its President and legal representative, Professor Carlos Alberto Vogt, Brazilian citizen, married, bearer of the Identity Card RG no. 2.846.191-SSP/SP and enrolled as Individual Taxpayer under CPF/MF no. 049.863.428-00, domiciled at the above address, hereinafter simply called FAPESP and TERREMARK LATIN AMERICA (BRAZIL) LTDA., a private legal entity enrolled as General Taxpayer under CNPJ/MF no. 041.511.81/0001-08, with its Articles of Association duly registered with JUCESP, with head office at Praca das Tulipas, 62, 2nd floor, Alphaville, in the City of Barueri, State of Sao Paulo, herein represented by its President, Mr. Jairo Klepacz, Brazilian citizen, married, bearer of the Identity Card RG no. 5.177.160-SSP/SP and enrolled as Individual Taxpayer under CPF/MF no. 419.216.238-53, and by Mr. Brian Goodkind, managing quotaholder of Terremark Latin America Inc., both domiciled at the above address, hereinafter called Terremark, have decided to enter into this Amendment, which shall be governed by the rules of Federal Law no. 8.666, of June 21, 1993 and subsequent amendments thereto and by the following clauses and conditions:

SECTION 1 - PURPOSE
The purpose of this Amendment is to postpone the term so that TERREMARK starts-up and maintains, at its own expenses, the operation of NAP do Brasil at premises out of FAPESP, which term is hereby postponed to February 21, 2004.

SECTION 2 - TEMPORARY SUSPENSION OF EFFECTIVENESS OF SECTION 6 OF THE AGREEMENT FOR TECHNICAL AND SCIENTIFIC COOPERATION AND ITS EFFECTS.
The effectiveness of Section 6 of the Agreement for Cooperation entered into on February 22, 2002 shall be suspended as from March, 2003, up to beginning of operations of NAP do Brasil at premises out of FAPESP.



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I - In substitution for the payment originally established in Section 6 of the
Agreement for Cooperation, TERREMARK shall transfer to FAPESP, pursuant to item III hereinbelow, the net revenue received for services rendered by NAP do Brasil.

II - Further to the transfers referred to in the preceding item, TERREMARK shall pay to FAPESP, as consideration for the participation in the development of research programs in the Internet area the amount of R$10,000.00 (ten thousand Reais) per month, beginning in March, 2003, pursuant to item III below.

III - The transfers and payments described in the preceding items shall be due by TERREMARK up to change of the operations of NAP do Brasil from the premises of FAPESP to the new premises, when the conditions established in items I and II above shall again be governed by the provisions of Section 6 of the Agreement for Cooperation, the effectiveness of which is now suspended.

a) The values mentioned in items I and II shall be paid to FAPESP by means of deposit at a checking account especially indicated for such purpose up to the tenth day of the month following the month of obligation of transfer or payment, as the case may be.

SECTION 3 - TRANSFER OF THE NAP DO BRASIL FROM FAPESP'S PREMISES
FAPESP shall permit the transfer of the set of equipment, software, accessories and spare parts as well as all other components owned by FAPESP that are part of the PTT at the time, from the premises of Nap do Brasil.

All other provisions and conditions of the Agreement for Cooperation entered into on February 22, 2002 shall remain unchanged and in full force and effect, provided that they are not in conflict with the provisions hereof.

And, being thus agreed and contracted, the parties sign this Amendment to the Agreement for Cooperation in two counterparts of equal text in the presence of the undersigned witnesses qualified hereinbelow.

Sao Paulo, March 18, 2003
Fundacao de Amparo a Pesquisa do Estado de Sao Paulo - FAPESP, by Carlos Alberto Vogt, President (signed)
Terremark Latin America (Brazil) Ltda., by Jairo Klepacz, President Terremark Latin America Inc., by Brian Goodkind, Manager
Witnesses: (signed)





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